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                                                                   Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Creative BioMolecules, Inc. on Form S-3 of our report dated March 5, 1998 appearing in the Annual Report on Form 10-K of Creative BioMolecules, Inc. for the fiscal year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                         Deloitte & Touche LLP
Boston, Massachusetts
June 29, 1998